                                                Filed Pursuant to Rule 424(b)(3)
                                           Registration Statement No. 333-107535
             8 7/8% Senior Notes due 2010 CUSIP Nos. 749564 AA 8 and U76218 AA 1
                                      10 7/8% Senior Subordinated Notes due 2012
                                          CUSIP Nos. 749564 AC 4 and U76218 AB 9

                               R.H. Donnelley Inc.

                 Prospectus Supplement dated September 17, 2004
                     to the Prospectus dated August 1, 2003

         The selling security holders table on pages 28-47 of the prospectus, as amended, is hereby further amended to add the information regarding the following entity in the prospectus and its amounts of 8 7/8% senior notes due 2010 and 10 7/8% senior subordinated notes due 2012.

                                                Senior Notes                        Senior Subordinated Notes
                                   ----------------------------------------- -----------------------------------------
                                                         Principal Amount of  Principal Amount of  Principal Amount of
                                    Principal Amount of     Senior Notes      Senior Subordinated  Subordinated Notes
Name of Selling Security Holder     Senior Notes Owned        Offered            Notes Owned         Notes Offered
---------------------------------- -------------------- -------------------- -------------------- --------------------
Citigroup Global Markets Inc..     $            35,000  $            35,000  $           300,000  $           300,000